RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS
   THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS
DATED _____ __, 2010 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.   COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE ALTMAN GROUP, THE INFORMATION AGENT.

Cornerstone Total Return Fund, Inc.
Incorporated under the laws of the State of New York

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Cornerstone Total Return Fund, Inc.

Subscription Price: $_____ per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON _______ __, 2010, UNLESS EXTENDED BY THE COMPANY

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each three (3) Rights entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of Cornerstone Total Return Fund, Inc., a New York corporation, at a subscription price of $_____ per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Cornerstone Total Return Fund, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate.  If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any
Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Additional Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Cornerstone Total Return Fund, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Cornerstone Total Return Fund, Inc. and the signatures of its duly authorized officers.

Dated:
_________________________________ President, Chief Executive Officer and Principal Executive Officer	_________________________________ Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.
If delivering by hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	If delivering by mail or overnight courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below.  To subscribe for shares pursuant to your Additional Subscription Right, please also complete line (b) and sign under Form 4 below.  To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Additional Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Additional Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ shares x $ _________=   $_______________
             (no. of new shares)                 (subscription          (amount enclosed)
                                                                price)

(b) EXERCISE OF ADDITIONAL SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to ___% of the shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Additional Subscription Right:
I apply for ______________ shares x $ _________=   $_______________
(no. of new shares)                             (subscription)         (amount enclosed)
                                                              price)

(c) Total Amount of Payment Enclosed   =   $__________________

METHOD OF PAYMENT (CHECK ONE)

☐   Check or bank draft payable to “American Stock Transfer & Trust Company, as Subscription Agent.”
☐   Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer FBO SAMPLE Corporation, with reference to the rights holder's name.

FORM  2-TRANSFER  TO  DESIGNATED  TRANSFEREE

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received ______________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:
__________________________________________________
__________________________________________________
Social Security # __________________________________________________
Signature(s): __________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.
________________________________________________________
________________________________________________________
________________________________________________________

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.  By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 14.99% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 14.99% of the Company’s outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company’s Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”).  With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the per share subscription price and the closing price of the Company’s Common Stock on the NYSE Amex on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period.  I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s): ______________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed: _______________________________________
                                                  (Name of Bank or Firm)

By:_____________________________________________________
                                                     (Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF SAMPLE CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT THE ALTMAN GROUP,
THE INFORMATION AGENT, AT (____) __________________